Exhibit 23.2(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Total Identity Corp.
Rochester, NY

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2004 Equity Compensation Plan of Total Identity Corp. of our report dated May 11, 2004, with respect to the consolidated financial statements of Total Identity Corp., included in its Annual Report (Form 10-KSB) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

HJ & Associates, LLC
Salt Lake City, Utah
February 11, 2004